UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2008

KINDER MORGAN ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 15, 2008, Kinder Morgan G.P., Inc., the general partner of Kinder Morgan Energy Partners, L.P. (the “Partnership”), and Kinder Morgan Management, LLC, the delegate of the general partner, executed Amendment No. 3 to Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”), to be effective as of January 1, 2007. The Amendment is intended to simplify the preparation by the Partnership of annual federal income tax information reports to its unitholders on Schedule K-1 and modifies the income and loss allocations made between the general partner of the Partnership and the Partnership’s unitholders after a follow-on offering of Partnership units. The Amendment is not expected to materially change the amount of net taxable income or loss allocated to the Partnership’s unitholders or the economic rights of the Partnership’s unitholders as compared to the allocations or economic rights of the general partner. The foregoing summary is qualified in its entirety by the Amendment, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Amendment No. 3 to Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

	By:	KINDER MORGAN G.P., INC.,
its general partner

		By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: April 15, 2008			By:	/s/ Joseph Listengart
Joseph Listengart
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 3 to Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P.